CSFB0404 - Price/Yield - 1A3

Balance	[Contact Desk]	Delay	24	Formula	See Below*	WAC(1)	4	WAM(1)	357
Coupon*	3.828	Dated	4/1/2004	NET(1)	4.071	WALA(1)	2
Settle	4/30/2004	First Payment	5/25/2004

*PAYS GROUP NET WAC LESS [0.24329%] THROUGH MONTH 33, THEN NET WAC LESS [0.2390]%. EFFECTIVE NET MARGIN EQUALS APPROX. [1.7643]% RUN TO EARLIEST OF BALLOON IN MONTH 33 AND 10% CALL

(CALC. AS OF CUT-OFF DATE COLLATERAL INFORMATION)

Price	15 CPR – Call (Y)	20 CPR – Call (Y)	22 CPR – Call (Y)	25 CPR – Call (Y)	27 CPR – Call (Y)	30 CPR – Call (Y)	35 CPR – Call (Y)	40 CPR – Call (Y)	45 CPR – Call (Y)	50 CPR – Call (Y)

101-04	3.1590	3.1074	3.0851	3.0496	3.0246	2.9851	2.9129	2.8315	2.7400	2.6352
101-04+	3.1515	3.0993	3.0767	3.0408	3.0156	2.9755	2.9025	2.8202	2.7277	2.6217
101-05	3.1439	3.0912	3.0683	3.0320	3.0065	2.9660	2.8921	2.8089	2.7154	2.6082
101-05+	3.1364	3.0830	3.0599	3.0232	2.9974	2.9565	2.8818	2.7976	2.7030	2.5947
101-06	3.1289	3.0749	3.0515	3.0144	2.9883	2.9470	2.8714	2.7864	2.6907	2.5812
101-06+	3.1213	3.0668	3.0431	3.0057	2.9792	2.9374	2.8611	2.7751	2.6784	2.5678
101-07	3.1138	3.0587	3.0348	2.9969	2.9702	2.9279	2.8507	2.7638	2.6661	2.5543
101-07+	3.1063	3.0505	3.0264	2.9881	2.9611	2.9184	2.8404	2.7525	2.6538	2.5408
101-08	3.0988	3.0424	3.0180	2.9793	2.9520	2.9089	2.8301	2.7413	2.6415	2.5273
101-08+	3.0912	3.0343	3.0097	2.9705	2.9430	2.8994	2.8197	2.7300	2.6292	2.5138
101-09	3.0837	3.0262	3.0013	2.9618	2.9339	2.8898	2.8094	2.7188	2.6169	2.5004
101-09+	3.0762	3.0181	2.9929	2.9530	2.9249	2.8803	2.7991	2.7075	2.6047	2.4869
101-10	3.0687	3.0100	2.9845	2.9442	2.9158	2.8708	2.7887	2.6963	2.5924	2.4734
101-10+	3.0612	3.0019	2.9762	2.9354	2.9067	2.8613	2.7784	2.6850	2.5801	2.4600
101-11	3.0537	2.9938	2.9678	2.9267	2.8977	2.8518	2.7681	2.6738	2.5678	2.4465
101-11+	3.0461	2.9857	2.9595	2.9179	2.8886	2.8423	2.7578	2.6625	2.5555	2.4331
101-12	3.0386	2.9776	2.9511	2.9091	2.8796	2.8328	2.7474	2.6513	2.5433	2.4197

Spread @ Center Price**	77.3	81.3	83.3	86.0	87.5	89.4	91.4	91.9	90.7	87.6
WAL	2.17	2.01	1.94	1.85	1.79	1.7	1.56	1.43	1.3	1.19
Principal Window	May04 – Jan07	May04 – Jan07	May04 – Jan07	May04 – Jan07	May04 – Jan07	May04 – Jan07	May04 – Jan07	May04 – Jan07	May04 – Jan07	May04 – Jan07
Principal # Months	33	33	33	33	33	33	33	33	33	33

LIBOR_6MO	1.230	1.230	1.230	1.230	1.230	1.230	1.230	1.230	1.230	1.230
LIBOR_1YR	1.520	1.520	1.520	1.520	1.520	1.520	1.520	1.520	1.520	1.520
CMT_1YR	1.322	1.322	1.322	1.322	1.322	1.322	1.322	1.322	1.322	1.322

** Spread to SWAP Curve:

SWAP	Mat	0.25YR	0.50YR	1YR	1.5yr	2YR	3YR	4YR	5YR
	Yld	1.140	1.230	1.520	1.873	2.226	2.812	3.265	3.638

Disclaimer: The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse First Boston Corporation makes no representation that such analyses or calculations are accurate or that such valuations represent levels where actual trades may occur. Investors should rely on the information contained in or filed in connection with the prospectus / prospectus supplement.

PRELIMINARY - SUBJECT TO CHANGE